CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated October 7, 2004, on our audit of the financial statements of ABC Funding, Inc. as of June 30, 2004 and for the years ended June 30, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts".



/s/ MantylaMcReynolds
Salt Lake City, Utah
March 7, 2005